Exhibit 99.1

PRESS RELEASE

Contact Information: Kite Realty Group Trust
Jason Colton
SVP, Capital Markets & Investor Relations
317.713.2762
jcolton@kiterealty.com

Kite Realty Group Trust Reports Second Quarter 2020 Operating Results

Indianapolis, Indiana, August 5, 2020 - Kite Realty Group Trust (NYSE: KRG) reported today its operating results for the second quarter ended June 30, 2020.
“During the ongoing COVID-19 pandemic, we remain committed to the safety of our employees, tenants, and customers as our centers provide essential and desirable shopping destinations,” said John A. Kite, Chairman and CEO. “While the pandemic has caused significant dislocation to all our lives, we believe that strong retail real estate like KRG’s will play an increasingly important role in retailer strategies as they focus their operations on the locations best placed to serve their customers’ needs. KRG’s second quarter rent collection of 80% and July rent collection of 87% are a testament to the strength of our assets.”

Second Quarter Financial Results

▪	Realized net loss attributable to common shareholders of $4.8 million, or $0.06 per common share, compared to net loss of $1.8 million, or $0.02 per common share, for the same period in 2019.

▪	Generated NAREIT Funds From Operations of the Operating Partnership (FFO) of $25.4 million, or $0.30 per diluted common share.

▪	Same-Property Net Operating Income (NOI), which was negatively impacted by COVID-19, decreased by 9.8%.

▪	KRG’s bad debt reserve this quarter was approximately $6.6 million, comprised of:

▪	$4.9 million for rental income due during the second quarter, which represents approximately 7% of all second quarter billings;

▪	$880,000 in straight line rent; and

▪	$870,000 for prior period accounts receivable balances.

Second Quarter Portfolio Operations

▪	Executed 35 new and renewal leases representing 302,411 square feet.

▪	GAAP leasing spreads of 95.6% (78.9% cash basis) on 4 comparable new leases, 16.8% (9.3% cash basis) on 24 comparable renewals, and 29.3% (19.9% cash basis) on a blended basis.

▪	Annualized base rent (ABR) for the operating retail portfolio was $18.08, a 4% increase year-over-year.

▪	Retail leased percentage was 94.0%, a decrease of 110 basis points year-over-year.

Transaction Activity

▪	Subsequent to quarter end, KRG sold Courthouse Shadows, a non-operating asset, for $14 million.

Capital Markets Activity

▪
Repaid $100 million of the outstanding balance on KRG’s credit facility during the second quarter and another $100 million subsequent to quarter end, thereby lowering the outstanding amount to $100 million.

Second Quarter Development Activity

▪
Entered into a joint venture with a local developer for the construction of 267 multi-family units on an under-utilized parking field at Glendale Town Center in Indianapolis, IN. KRG contributed the land valued at $1.6 million to the venture in exchange for 12% interest in the venture and has minimal additional capital requirements.

Balance Sheet Overview

▪	As of June 30, 2020, KRG’s net-debt-to-EBITDA was 7.1x.

▪	Zero debt maturities until 2022.

▪	$3.2 million remaining to spend at the Eddy Street Commons Phase II development.

▪	$5.0 million remaining to spend on the Big Box Surge program.

COVID-19 Update (as of August 5, 2020)

▪	Approximately 94% of tenants (based on ABR) were open for business and operating in some capacity as of August 1st.

▪	Approximately 80% of total second quarter base rent and recoveries collected.

▪	Approximately 9% of total second quarter base rent and recoveries have been affirmatively deferred.

▪	Approximately 87% of total July base rent and recoveries collected.

▪	KRG launched the KRG Small Business Loan program on April 20, 2020.

▪	As of August 5, 2020, KRG issued 27 loans totaling $2.2 million.

▪	Please see KRG’s second quarter investor presentation for further details.

ESG Update

▪	On July 29, 2020, KRG issued a press release highlighting KRG’s ESG efforts. The press release highlighted:

▪	Filing of KRG’s inaugural GRESB assessment.

▪	KRG’s additional ESG efforts to date.

▪	To find out more about the Company’s commitment to ESG excellence, please visit our Corporate Responsibility page at KRG Corporate Responsibility.

2020 Earnings Guidance
Given the ongoing uncertainty surrounding the impacts COVID-19 will have on the economy and our tenants, the Company withdrew previously provided 2020 guidance on March 27, 2020. The Company’s guidance remains withdrawn.

Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Thursday, August 6, 2020, at 12:00 p.m. Eastern Time. A live webcast of the conference call will be available on KRG’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (passcode 4153447). In addition, a webcast replay link will be available on the corporate website.

About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) that provides communities with convenient and beneficial shopping experiences. We connect consumers to retailers in desirable markets through our portfolio of neighborhood, community, and lifestyle centers. Using operational, development, and redevelopment expertise, we continuously optimize our portfolio to maximize value and return to our shareholders. For more information, please visit our website at kiterealty.com.
Connect with KRG: LinkedIn | Twitter | Instagram | Facebook

Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Currently, one of the most significant factors that could cause actual outcomes to differ materially from the forward-looking statements is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the financial condition, result of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The effects of COVID-19 have caused many of the Company’s tenants to close stores, reduce hours or significantly limit service, making it difficult for them to meet their obligations, and therefore will significantly impact the Company for the foreseeable future. The extent to which the COVID-19 pandemic impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, and possible short-term and long-term effects of the pandemic on consumer behavior, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.
Additional risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty; financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant insolvency and bankruptcy; the competitive environment in which the Company operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the actual and perceived impact of e-commerce on the value of shopping center assets; risks related to the geographical concentration of the Company’s properties in Florida, Indiana, Texas, Nevada and North Carolina; civil unrest, acts of terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions such as hurricanes, tropical storms, tornadoes, earthquakes, droughts, floods and fires that may result in underinsured or uninsured losses; changes in laws and government regulations; governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	June 30, 2020	December 31, 2019
Assets:
Investment properties, at cost	$3,092,082	$3,087,391
Less: accumulated depreciation	(711,594)	(666,952)
	2,380,488	2,420,439

Cash and cash equivalents	229,975	31,336
Tenant and other receivables, including accrued straight-line rent of $24,808 and $27,256, respectively	61,598	55,286
Restricted cash and escrow deposits	21,835	21,477
Deferred costs and intangibles, net	66,471	73,157
Prepaid and other assets	38,178	34,548
Investments in unconsolidated subsidiaries	13,241	12,644
Total Assets	$2,811,786	$2,648,887
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$1,346,255	$1,146,580
Accounts payable and accrued expenses	85,700	69,817
Deferred revenue and other liabilities	86,289	90,180
Total Liabilities	1,518,244	1,306,577
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	44,629	52,574
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 84,194,268 and 83,963,369 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	842	840
Additional paid in capital	2,083,212	2,074,436
Accumulated other comprehensive loss	(34,030)	(16,283)
Accumulated deficit	(801,809)	(769,955)
Total Kite Realty Group Trust Shareholders’ Equity	1,248,215	1,289,038
Noncontrolling Interests	698	698
Total Equity	1,248,913	1,289,736
Total Liabilities and Shareholders' Equity	$2,811,786	$2,648,887

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2020 and 2019
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Rental income	$61,538	$79,795	$127,066	$162,152
Other property related revenue	1,676	1,594	5,956	2,649
Fee income	91	91	195	194
Total revenue	63,305	81,480	133,217	164,995
Expenses:
Property operating	9,319	11,468	20,120	22,898
Real estate taxes	8,254	9,929	17,188	20,135
General, administrative, and other	6,578	7,037	13,504	13,814
Depreciation and amortization	31,409	34,713	62,877	69,348
Impairment charges	—	25,107	—	29,184
Total expenses	55,560	88,254	113,689	155,379
Gain on sale of operating properties, net	623	24,092	1,666	30,679
Operating income	8,368	17,318	21,194	40,295
Interest expense	(13,271)	(16,124)	(25,564)	(32,582)
Income tax benefit of taxable REIT subsidiary	202	66	306	148
Loss on debt extinguishment	—	(2,577)	—	(2,577)
Equity in loss of unconsolidated subsidiaries	(436)	(238)	(839)	(665)
Other income (expense), net	351	(142)	249	(328)
Net (loss) income	(4,786)	(1,697)	(4,654)	4,291
Net loss (income) attributable to noncontrolling interests	17	(99)	(188)	(372)
Net (loss) income attributable to Kite Realty Group Trust common shareholders	$(4,769)	$(1,796)	$(4,842)	$3,919

Net (loss) income per common share - basic and diluted	$(0.06)	$(0.02)	(0.06)	0.05

Weighted average common shares outstanding - basic	84,157,541	83,938,961	84,090,316	83,891,584
Weighted average common shares outstanding - diluted	84,157,541	83,938,961	84,090,316	84,017,762
Cash dividends declared per common share	$0.0000	$0.3175	$0.3175	$0.6350

Kite Realty Group Trust
Funds From Operations
For the Three and Six Months Ended June 30, 2020 and 2019
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Funds From Operations
Consolidated net (loss) income	$(4,786)	$(1,697)	$(4,654)	$4,291
Less: net income attributable to noncontrolling interests in properties	(132)	(132)	(264)	(264)
Less: Gain on sales of operating properties	(623)	(24,092)	(1,666)	(30,679)
Add: impairment charges	—	25,107	—	29,184
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	31,744	34,954	63,531	69,853
FFO of the Operating Partnership[1]	26,203	34,140	56,947	72,385
Less: Limited Partners' interests in FFO	(769)	(819)	(1,508)	(1,737)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$25,434	$33,321	$55,439	$70,648
FFO, as defined by NAREIT, per share of the Operating Partnership - basic	$0.30	$0.40	$0.66	$0.84
FFO, as defined by NAREIT, per share of the Operating Partnership - diluted	$0.30	$0.40	$0.66	$0.84

FFO of the Operating Partnership[1]	$26,203	$34,140	$56,947	$72,385
Add: loss on debt extinguishment	—	2,577	—	2,577
FFO, as adjusted, of the Operating Partnership	$26,203	$36,717	$56,947	$74,962
FFO, as adjusted, per share of the Operating Partnership - basic	$0.30	$0.43	$0.66	$0.87
FFO, as adjusted, per share of the Operating Partnership - diluted	$0.30	$0.43	$0.66	$0.87

Weighted average common shares outstanding - basic	84,157,541	83,938,961	84,090,316	83,891,584
Weighted average common shares outstanding - diluted	84,318,868	84,064,507	84,247,173	84,017,762
Weighted average common shares and units outstanding - basic	86,392,532	86,051,797	86,296,471	85,982,324
Weighted average common shares and units outstanding - diluted	86,553,859	86,177,343	86,453,328	86,108,502

FFO, as defined by NAREIT, per diluted share/unit
Consolidated net income	$(0.06)	$(0.02)	$(0.05)	$0.05
Less: net income attributable to noncontrolling interests in properties	—	—	—	—
Less: Gain on sales of operating properties	(0.01)	(0.28)	(0.02)	(0.36)
Add: impairment charges	—	0.29	—	0.34
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.37	0.41	0.73	0.81
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit[1]	$0.30	$0.40	$0.66	$0.84

Add: loss on debt extinguishment	—	0.03	—	0.03
FFO, as adjusted, of the Operating Partnership per diluted share/unit [2]	$0.30	$0.43	$0.66	$0.87

1
“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

2	Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. For informational purposes, we have also provided FFO adjusted for loss on debt extinguishment.

From time to time, the Company may report or provide guidance with respect to “NAREIT FFO as adjusted” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, the impact on earnings from executive separation, and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Six Months Ended June 30, 2020 and 2019
(Unaudited)

($ in thousands)
	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Number of properties for the quarter[1]	82	82

Leased percentage at period end	94.0%	95.9%		94.0%	95.9%
Economic Occupancy percentage[2]	92.1%	92.5%		93.0%	92.3%

Minimum rent	$49,728	$50,013		$100,250	$99,450
Tenant recoveries	14,828	14,873		30,213	29,687
Bad debt	(5,508)	(557)		(6,155)	(994)
Other income	82	291		290	580
	59,130	64,620		124,598	128,723

Property operating expenses	(7,645)	(8,559)		(16,566)	(16,790)
Real estate taxes	(8,598)	(8,525)		(17,298)	(16,998)
	(16,243)	(17,084)		(33,864)	(33,788)
Same Property NOI	$42,887	$47,536	(9.8)%	$90,734	$94,935	(4.4)%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$42,887	$47,536		$90,734	$94,935
Net operating income - non-same activity[3]	2,845	12,547		5,175	27,027
Other income (expense), net	117	(314)		(284)	(845)
General, administrative and other	(6,578)	(7,037)		(13,504)	(13,814)
Loss on debt extinguishment	—	(2,577)		—	(2,577)
Impairment charges	—	(25,107)		—	(29,184)
Depreciation and amortization expense	(31,409)	(34,713)		(62,877)	(69,348)
Interest expense	(13,271)	(16,124)		(25,564)	(32,582)
Gain on sales of operating properties	623	24,092		1,666	30,679
Net loss (income) attributable to noncontrolling interests	17	(99)		(188)	(372)
Net (loss) income attributable to common shareholders	$(4,769)	$(1,796)		$(4,842)	$3,919

1	Same Property NOI excludes (i) The Corner, Courthouse Shadows, Glendale Town Center, and Hamilton Crossing redevelopments, (ii) the recently acquired Nora Plaza, and (iii) office properties.
2
Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.

3	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool including properties sold during both periods.
The Company uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination income in excess of lost rent, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable in exchange for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the following: the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned and fully operational for the full quarters presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company a) begins recapturing space from tenants or b) the contemplated plan significantly impacts the operations of the property. For the quarter ended June 30, 2020, the Company excluded four redevelopment properties from the same property pool that met these criteria and were owned in both comparable periods. In addition, the Company excluded one recently acquired property from the same property pool.

Kite Realty Group Trust
Earnings Before Interest, Tax, Depreciation, and Amortization
For the Three Months Ended June 30, 2020
(Unaudited)

($ in thousands)
Three Months Ended June 30, 2020
Consolidated net loss	$(4,786)
Adjustments to net loss:
Depreciation and amortization	31,409
Interest expense	13,271
Income tax benefit of taxable REIT subsidiary	(202)
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	39,692
Adjustments to EBITDA:
Unconsolidated EBITDA	253
Gain on sales of operating properties	(623)
Other income and expense, net	85
Noncontrolling interest	(132)
Adjusted EBITDA	39,275

Annualized Adjusted EBITDA[1]	157,103

Company Share of Net Debt:
Mortgage and other indebtedness	$1,346,255
Plus: Company Share of Unconsolidated Joint Venture Debt	22,148
Plus: Net debt premiums and issuance costs, net	5,944
Less: Partner share of consolidated joint venture debt[2]	(1,109)
Less: Cash, cash equivalents, and restricted cash	(252,358)
Company Share of Net Debt	$1,120,880
Net Debt to Adjusted EBITDA [3]	7.1x

1	Represents Adjusted EBITDA for the three months ended June 30, 2020 (as shown in the table above) multiplied by four.
2
Partner share of consolidated joint venture debt is calculated based upon the partner's pro-rata ownership of the joint venture, multiplied by the related secured debt balance. In all cases, this debt is the responsibility of the consolidated joint venture.

The Company defines EBITDA, a non-GAAP financial measure, as net income before depreciation and amortization, interest expense and income tax expense of taxable REIT subsidiary. For informational purposes, the Company has also provided Adjusted EBITDA, which the Company defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) other income and expense, (iv) noncontrolling interest EBITDA and (v) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company's share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by us, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP, and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company has also provided Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of our operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of our operating results.